Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS THIRD QUARTER NET INCOME;
DECREASED NONPERFORMING ASSETS, INCREASED CAPITAL RATIOS
AND LIQUIDITY LEVELS
     ATLANTA, GA (October 15, 2009) – Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $398,000 for the third quarter of 2009 compared to a net loss of $4.9 million for the third quarter of 2008 and a net loss of $2.8 million for the second quarter of 2009. After recording the TARP preferred stock dividends in 2009, the net loss allocable to common shareholders was $425,000 for the third quarter of 2009 compared to $4.9 million for the third quarter of 2008. Basic and diluted loss per share for the third quarter of 2009 were $.04 compared to a loss per share of $.50 for the third quarter of 2008 and a loss per share of $.36 for the second quarter in 2009. Net loss allocable to common shareholders for the first nine months of 2009 was $8.3 million compared to $4.7 million for the same period in 2008. Basic and diluted loss per share for the first nine months of 2009 were $.83 compared to a loss per share of $.48 for the same period in 2008.
     Chairman James B. Miller, Jr. said, “During the third quarter, we continued to see favorable trends for our residential loan portfolio which reflects steps we took early on in this cycle. We are guardedly optimistic that the favorable charge-off trends will continue as the Atlanta and Jacksonville real estate markets show signs of stabilization. An improvement in the economy would mean further benefit. We have minimal exposure to nonresidential, nonowner-occupied commercial real estate. Also, earning assets continue to grow and fuel pretax, preprovision earnings.”
CAPITAL
     Fidelity reported a total risk based capital ratio for the Bank of 13.19% at September 30, 2009, compared to 10.45% at September 30, 2008, reflecting the $48.2 million TARP investment from the U.S. Treasury in December 2008. The Leverage Capital ratio at the Bank was 9.05% at September 30, 2009, compared to 7.81% at September 30, 2008. Both ratios exceeded required regulatory minimums for well capitalized institutions. At September 30, 2009, the total risk based capital ratio increased 71 basis points from June 30, 2009, and the leverage ratio increased 28 basis points from June 30, 2009.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 15, 2009
LIQUIDITY
     The Company’s net liquid asset ratio, defined as federal funds sold, investments maturing within 30 days, unpledged securities, available unsecured federal funds lines of credit, FHLB borrowing capacity and available brokered certificates of deposit divided by total assets increased from 11.4% at September 30, 2008 and 13.1% at December 31, 2008 to 21.9% at September 30, 2009.
DEPOSITS
     Total deposits were $1.607 billion at September 30, 2009, compared to $1.466 billion at September 30, 2008, $1.444 billion at December 31, 2008 and $1.566 billion at June 30, 2009. While the total deposits continued to increase, the designed change to the deposit mix and interest rate paid on deposit accounts during the period demonstrates the Company’s commitment to improved net interest margin and liquidity.

($ in thousands)	September 30, 2009		June 30, 2009		December 31, 2008		September 30, 2008
	$	%	$	%	$	%	$	%
Pure deposits	$821.6	51.1%	$702.8	44.9%	$546.8	37.9%	$574.5	39.2%

Core deposits	$1,312.2	81.7%	$1,246.5	79.6%	$1,126.1	78.0%	$1,150.0	78.5%

Brokered deposits	$109.0	6.8%	$128.9	8.2%	$189.8	13.1%	$179.9	12.3%

Total deposits	$1,606.9	100.0%	$1,565.9	100.0%	$1,443.7	100.0%	$1,465.8	100.0%

Quarterly rate on deposits	2.37%		2.75%		3.15%		3.21%
     Pure deposits are all transactional deposits (excludes all time deposits) and Core deposits are transactional deposits and time deposits under $100,000. The Bank has aggressively marketed its non-certificate of deposit products in 2009. As a result, demand, money market and savings accounts increased $274.8 million or 50% compared to December 31, 2008, and $247.1 million or 43% compared to September 30, 2008.
ALLOWANCE AND PROVISION
     The provision for loan losses for the third quarter of 2009 was $4.5 million compared to $11.4 million for the same period in 2008, due to decreased charge-offs in the construction and consumer loan portfolios during the third quarter of 2009 as compared to the third quarter of 2008. Net charge-offs have begun to show a favorable trend in 2009 with charge-offs of $7.8 million during the first quarter, $6.0 million during the second quarter, and $5.6 million during the third quarter. The provision for loan losses for the first nine months of 2009 was $21.3 million compared to $21.9 million for the same period in 2008. Year to date, net charge-offs increased $7.1 million for the first nine months of 2009 to $19.4 million compared to $12.4

Fidelity Southern Corporation
Third Quarter Earnings Release
October 15, 2009
million for the same period in 2008. The ratio of net charge-offs to average loans outstanding was 1.95% for the first nine months of 2009 compared to 1.16% for the same period in 2008. Fidelity reported an increase in the allowance for loan losses to $35.5 million or 2.71% of total loans at September 30, 2009, from $26.0 million or 1.83% of total loans at September 30, 2008, and $33.7 million or 2.43% of total loans at year-end 2008.
NONPERFORMING ASSETS
     Nonperforming loans, repossessions and other real estate (“ORE”) totaled $106.3 million at the end of the third quarter of 2009, a decrease of $11.8 million from June 30, 2009, and a decrease of $17.3 million from March 31, 2009. Compared to September 30, 2008, nonperforming assets increased $14.9 million at September 30, 2009.
     Nonperforming residential construction and development loans at September 30, 2009, included 176 houses and 613 lots and land totaling approximately $73.7 million. During the quarter approximately $7.7 million of nonperforming construction loans were paid down by our customers while approximately $6.7 million in construction loans were moved to nonperforming.
     During the third quarter, $7.3 million of ORE assets were sold while $3.5 million were added to ORE. ORE consists of 52 houses, representing 43% of the total ORE balance, 210 lots and three commercial properties. ORE decreased to $21.2 million at September 30, 2009, compared to $25.0 million at June 30, 2009 and $15.1 million at December 31, 2008.
REAL ESTATE
     New residential construction loan advances made during the quarter totaled $6.6 million, while the payoffs of construction loans totaled $25.6 million. Residential construction and A&D loans totaled $179.2 million at September 30, 2009, which was down 7.4% from $193.7 million at June 30, 2009. There were 410 houses and 1,734 lots financed at September 30, 2009, compared to 559 houses and 1,936 lots at September 30, 2008.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 15, 2009
     Total residential and commercial construction and land loans decreased to $187.2 million or 14.2 % of loans from $245.2 million or 17.7% of loans at December 31, 2008, and $255.4 million or 17.9% of loans at September 30, 2008, and as a percentage of capital decreased from 104% at June 30, 2009, to 94% at September 30, 2009. The regulatory guideline is a maximum of 100%.
     All real estate loans, excluding owner-occupied properties, as a percentage of capital decreased to 147% at September 30, 2009 from 160% at June 30, 2009. The regulatory guideline is a maximum of 300%.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 15, 2009
NET INTEREST INCOME
     Net interest income for the third quarter increased $1.9 million or 15.6% when compared to the same period in 2008, and increased $1.8 million or 14.5% compared to second quarter of 2009. Net interest margin increased 15 basis points to 3.10% in the third quarter of 2009 compared to 2.95% in the third quarter of 2008 and 2.72% in the second quarter of 2009. In addition, average total interest earning assets increased $104.6 million or 6.2%. Net interest income for the first nine months of 2009 increased $1.1 million or 3.2% over the same period in 2008. The net interest margin decreased 10 basis points to 2.82% in the first nine months of 2009 compared to 2.92% for the same period in 2008. The increase in net interest income for the quarter is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets and the increase in earning assets. The lower margin for 2009 year to date compared to 2008 is a result of reductions in the prime rate, and foregone interest of approximately $5.2 million and $2.4 million for year to date 2009 and 2008, respectively, due to nonperforming assets.
INTEREST INCOME
     Total interest income for the third quarter of 2009 decreased $1.0 million or 3.9% compared to the same period in 2008. The decrease in interest income in the third quarter was the result of a decrease of 60 basis points in the yield on average interest-earning assets offset in part by growth in average interest-earning assets for the third quarter 2009, which increased $104.6 million or 6.2%. Total interest income year to date through September 30, 2009 decreased $6.6 million or 8.3% compared to the same period in 2008. The decrease in interest income in 2009 was the result of a decrease of 89 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets in 2009, which increased $102.3 million or 6.2%.
INTEREST EXPENSE
     Interest expense for the third quarter 2009 decreased $2.9 million or 20.3% compared to the same period in 2008. The decrease in interest expense was attributable to a 98 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $81.9 million or 5.4%. Year to date in 2009, interest expense decreased $7.7 million or 17.6% compared to the same period in 2008. The decrease in interest expense was attributable to a 84 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $69.1 million or 4.6%
NONINTEREST INCOME
     Noninterest income increased $3.4 million and $7.9 million or 87.4% and 56.8% to $7.2 million and $21.8 million for the third quarter and year to date ended September 30, 2009, respectively, compared to the same periods in 2008. This increase in noninterest income was a result of higher mortgage banking activities as a result of the expansion of the mortgage division in 2009. Revenue from mortgage banking activities increased to $3.1 million and $11.3 million

Fidelity Southern Corporation
Third Quarter Earnings Release
October 15, 2009
for the third quarter and first nine months of 2009, respectively, compared to $50,000 and $245,000 for the same periods in 2008. The increase for the quarter included a $477,000 increase in securities gains and was partially offset by lower SBA lending income, which decreased $240,000 or 62.0% to $147,000. The increase for the nine months ended September 2009 compared to the same period in 2008 was partially offset by lower indirect lending activities, which decreased $950,000 or 22.7% to $3.2 million, lower securities gains, and lower other income. Both the SBA lending activity and indirect lending revenues were hindered by the lack of liquidity in the financial markets resulting in fewer sales which resulted in lower gains on sales, although both the SBA and indirect lending secondary markets are beginning to show increased buyer interest.
NONINTEREST EXPENSE
     Noninterest expense for the third quarter increased $3.9 million or 30.9% to $16.5 million compared to the same period in 2008. The increase is a result of higher salaries and employee benefits of $1.7 million or 25.9% to $8.1 million as the Bank increased the number of employees as a result of the expansion of the mortgage division and an increase in lenders in the SBA, Commercial, Private Banking and Indirect divisions. Additionally, the increase was due to higher other operating expense, which increased $1.1 million or 46.9% to $3.4 million due primarily to higher ORE related and foreclosure expense, and higher FDIC insurance premiums as deposit balances have grown. Noninterest expense for the first nine months of 2009 increased $11.6 million or 31.7% to $48.0 million compared to the same period in 2008. The increase is a result of higher salaries and employee benefits which increased $5.2 million or 26.2% to $25.0 million, and higher operating expense, which increased $3.3 million or 61.7% to $8.6 million due primarily to higher ORE expense and FDIC insurance premiums. Also, in the first nine months of 2008 the Company reversed a Visa litigation expense accrual of $207,000 which did not reoccur in 2009.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2008 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	QUARTER-TO-DATE		YEAR-TO-DATE
	SEPTEMBER 30,		SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2009	2008	2009	2008
INTEREST INCOME
LOANS, INCLUDING FEES	$22,208	$24,082	$65,112	$73,930
INVESTMENT SECURITIES	2,824	1,912	7,896	5,606
FEDERAL FUNDS SOLD AND BANK DEPOSITS	44	94	106	189

TOTAL INTEREST INCOME	25,076	26,088	73,114	79,725

INTEREST EXPENSE
DEPOSITS	9,478	11,990	30,648	37,204
SHORT-TERM BORROWINGS	44	450	422	1,680
SUBORDINATED DEBT	1,143	1,291	3,527	3,977
OTHER LONG-TERM DEBT	610	421	1,672	1,146

TOTAL INTEREST EXPENSE	11,275	14,152	36,269	44,007

NET INTEREST INCOME	13,801	11,936	36,845	35,718

PROVISION FOR LOAN LOSSES	4,500	11,400	21,300	21,850

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,301	536	15,545	13,868

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,138	1,226	3,264	3,589
OTHER FEES AND CHARGES	509	499	1,486	1,474
MORTGAGE BANKING ACTIVITIES	3,081	50	11,338	245
INDIRECT LENDING ACTIVITIES	1,042	1,091	3,237	4,187
SBA LENDING ACTIVITIES	147	387	584	1,164
SECURITIES GAINS, NET	519	42	519	1,306
BANK OWNED LIFE INSURANCE	321	303	948	904
OTHER OPERATING INCOME	461	253	412	1,024

TOTAL NONINTEREST INCOME	7,218	3,851	21,788	13,893

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	8,127	6,457	24,969	19,787
FURNITURE AND EQUIPMENT	709	757	2,055	2,277
NET OCCUPANCY	1,114	1,044	3,296	3,066
COMMUNICATION EXPENSES	430	435	1,195	1,253
PROFESSIONAL AND OTHER SERVICES	1,292	928	3,628	2,792
ADVERTISING AND PROMOTION	155	135	588	409
STATIONERY, PRINTING AND SUPPLIES	158	165	455	510
INSURANCE EXPENSES	249	73	412	265
FDIC INSURANCE EXPENSE	877	300	2,756	725
OTHER OPERATING EXPENSES	3,356	2,285	8,637	5,342

TOTAL NONINTEREST EXPENSE	16,467	12,579	47,991	36,426

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	52	(8,192)	(10,658)	(8,665)
INCOME TAX BENEFIT	(346)	(3,317)	(4,875)	(3,998)

NET INCOME (LOSS)	398	(4,875)	(5,783)	(4,667)
PREFERRED STOCK DIVIDENDS	(823)	—	(2,469)	—

NET LOSS AVAILABLE TO COMMON EQUITY	$(425)	$(4,875)	$(8,252)	$(4,667)

LOSS PER SHARE:
BASIC LOSS PER SHARE	$(0.04)	$(0.50)	$(0.83)	$(0.48)

DILUTED LOSS PER SHARE	$(0.04)	$(0.50)	$(0.83)	$(0.48)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,993,958	9,680,295	9,933,391	9,641,463

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,993,958	9,680,295	9,933,391	9,641,463

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,
(DOLLARS IN THOUSANDS)	2009	2008	2008
ASSETS

CASH AND DUE FROM BANKS	$141,525	$68,841	$22,706
FEDERAL FUNDS SOLD	5,558	23,184	29,956

CASH AND CASH EQUIVALENTS	147,083	92,025	52,662
INVESTMENTS AVAILABLE-FOR-SALE	223,907	128,749	127,437
INVESTMENTS HELD-TO-MATURITY	20,452	24,793	25,562
INVESTMENT IN FHLB STOCK	6,767	5,282	5,282
LOANS HELD-FOR-SALE	125,045	55,840	52,098
LOANS	1,313,887	1,388,022	1,423,752
ALLOWANCE FOR LOAN LOSSES	(35,548)	(33,691)	(26,023)

LOANS, NET	1,278,339	1,354,331	1,397,729
PREMISES AND EQUIPMENT, NET	18,363	19,311	19,874
OTHER REAL ESTATE	21,239	15,063	16,668
ACCRUED INTEREST RECEIVABLE	8,053	8,092	8,646
BANK OWNED LIFE INSURANCE	28,745	27,868	27,518
OTHER ASSETS	34,401	31,759	26,622

TOTAL ASSETS	$1,912,394	$1,763,113	$1,760,098

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$154,091	$138,634	$123,372
INTEREST-BEARING DEMAND/MONEY MARKET	251,430	208,723	248,500
SAVINGS	416,126	199,465	202,632
TIME DEPOSITS, $100,000 AND OVER	294,714	317,540	315,855
OTHER TIME DEPOSITS	490,537	579,320	575,460

TOTAL DEPOSIT LIABILITIES	1,606,898	1,443,682	1,465,819

FEDERAL FUNDS PURCHASED	—	—	15,000
OTHER SHORT-TERM BORROWINGS	18,261	55,017	58,449
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	75,000	47,500	47,500
ACCRUED INTEREST PAYABLE	4,281	7,038	7,000
OTHER LIABILITIES	8,404	5,745	5,537

TOTAL LIABILITIES	1,780,371	1,626,509	1,666,832

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	44,475	43,813	—
COMMON STOCK	52,810	51,886	46,808
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	3,685	1,333	(1,101)
RETAINED EARNINGS	31,053	39,572	47,559

TOTAL SHAREHOLDERS’ EQUITY	132,023	136,604	93,266

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,912,394	$1,763,113	$1,760,098

BOOK VALUE PER SHARE	$8.80	$9.51	$9.65

SHARES OF COMMON STOCK OUTSTANDING	9,952,766	9,756,039	9,662,838

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	Sep 30, 2009/	Sep 30, 2009/
(DOLLARS IN THOUSANDS)	2009	2008	2008	Dec. 31, 2008	Sep 30, 2008
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$126,782	$137,988	$131,001	(8.12)%	(3.22)%
TAX-EXEMPT COMMERCIAL	6,453	7,508	8,144	(14.05)%	(20.76)%
REAL ESTATE MORTGAGE - COMMERCIAL	237,617	202,516	196,213	17.33%	21.10%

TOTAL COMMERCIAL	370,852	348,012	335,358	6.56%	10.58%
REAL ESTATE-CONSTRUCTION	187,215	245,153	255,393	(23.63)%	(26.70)%
REAL ESTATE-MORTGAGE	126,540	115,527	106,906	9.53%	18.37%
CONSUMER INSTALLMENT	629,280	679,330	726,095	(7.37)%	(13.33)%

LOANS	1,313,887	1,388,022	1,423,752	(5.34)%	(7.72)%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	82,795	967	1,860	8,462.05%	4,351.34%
SBA LOANS	27,250	39,873	35,238	(31.66)%	(22.67)%
INDIRECT AUTO LOANS	15,000	15,000	15,000	0.00%	0.00%

TOTAL LOANS HELD-FOR-SALE	125,045	55,840	52,098	123.93%	140.02%

TOTAL LOANS	$1,438,932	$1,443,862	$1,475,850

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR-TO-DATE		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2009	2008	2008
BALANCE AT BEGINNING OF PERIOD	$33,691	$16,557	$16,557
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	301	99	99
SBA	660	244	220
REAL ESTATE-CONSTRUCTION	9,867	5,363	9,083
REAL ESTATE-MORTGAGE	293	261	332
CONSUMER INSTALLMENT	9,013	7,349	10,841

TOTAL CHARGE-OFFS	20,134	13,316	20,575
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	8	5	5
SBA	29	215	214
REAL ESTATE-CONSTRUCTION	35	30	43
REAL ESTATE-MORTGAGE	15	13	14
CONSUMER INSTALLMENT	604	669	883

TOTAL RECOVERIES	691	932	1,159

NET CHARGE-OFFS	19,443	12,384	19,416
PROVISION FOR LOAN LOSSES	21,300	21,850	36,550

BALANCE AT END OF PERIOD	$35,548	$26,023	$33,691

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.95%	1.16%	1.36%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.71%	1.83%	2.43%
NONPERFORMING ASSETS
(UNAUDITED)

	SEPTEMBER 30,		JUNE 30,
(DOLLARS IN THOUSANDS)	2009	2008	2009
NONACCRUAL LOANS	$83,494	$73,043	$91,605
REPOSSESSIONS	1,562	1,666	1,509
OTHER REAL ESTATE	21,239	16,668	25,025

TOTAL NONPERFORMING ASSETS	$106,295	$91,377	$118,139

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$3	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	7.27%	6.12%	7.82%

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	September 30, 2009			September 30, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,450,514	$64,907	5.96%	$1,479,355	$73,626	6.65%
Tax-exempt (1)	7,127	304	5.82%	8,782	453	7.04%

Total loans	1,457,641	65,211	5.96%	1,488,137	74,079	6.65%

Investment securities
Taxable	224,569	7,410	4.40%	138,208	5,188	5.01%
Tax-exempt (2)	15,711	714	6.06%	13,560	606	5.96%

Total investment securities	240,280	8,124	4.53%	151,768	5,794	5.12%

Interest-bearing deposits	43,610	86	0.26%	1,833	31	2.27%
Federal funds sold	12,748	20	0.21%	10,283	158	2.05%

Total interest-earning assets	1,754,279	73,441	5.58%	1,652,021	80,062	6.47%

Cash and due from banks	26,281			22,239
Allowance for loan losses	(34,235)			(21,101)
Premises and equipment, net	18,874			19,465
Other real estate owned	21,623			11,178
Other assets	65,886			57,585

Total assets	$1,852,708			$1,741,387

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$231,456	$2,189	1.26%	$288,937	$5,281	2.44%
Savings deposits	302,774	5,181	2.28%	212,436	4,704	2.96%
Time deposits	861,353	23,278	3.60%	812,728	27,219	4.47%

Total interest-bearing deposits	1,395,583	30,648	2.93%	1,314,101	37,204	3.78%

Federal funds purchased	—	—	—	11,940	263	2.95%
Securities sold under agreements to repurchase	33,972	373	1.46%	31,972	625	2.61%
Other short-term borrowings	2,504	49	2.62%	30,529	792	3.46%
Subordinated debt	67,527	3,527	6.96%	67,527	3,977	7.87%
Long-term debt	68,315	1,672	3.26%	42,755	1,146	3.58%

Total interest-bearing liabilities	1,567,901	36,269	3.08%	1,498,824	44,007	3.92%

Noninterest-bearing :
Demand deposits	137,289			129,205
Other liabilities	14,557			14,863
Shareholders’ equity	132,961			98,495

Total liabilities and shareholders’ equity	$1,852,708			$1,741,387

Net interest income / spread		$37,172	2.50%		$36,055	2.55%

Net interest margin			2.82%			2.92%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $99,000 and $149,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $228,000 and $188,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER-TO-DATE
	September 30, 2009			September 30, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,453,468	$22,137	6.05%	$1,493,782	$23,987	6.39%
Tax-exempt (1)	6,776	103	6.29%	8,354	138	6.84%

Total loans	1,460,244	22,240	6.05%	1,502,136	24,125	6.39%

Investment securities
Taxable	240,855	2,658	4.41%	140,393	1,756	5.00%
Tax-exempt (2)	16,019	244	6.11%	15,223	227	5.96%

Total investment securities	256,874	2,902	4.53%	155,616	1,983	5.13%

Interest-bearing deposits	59,113	41	0.27%	2,187	10	1.88%
Federal funds sold	6,448	3	0.21%	18,091	84	1.84%

Total interest-earning assets	1,782,679	25,186	5.61%	1,678,030	26,202	6.21%

Cash and due from banks	36,035			21,734
Allowance for loan losses	(35,275)			(24,853)
Premises and equipment, net	18,590			19,930
Other real estate owned	23,480			12,758
Other assets	68,391			60,790

Total assets	$1,893,900			$1,768,389

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$248,080	$745	1.19%	$270,010	$1,497	2.20%
Savings deposits	389,690	1,942	1.98%	205,272	1,428	2.61%
Time deposits	809,624	6,791	3.33%	874,070	9,065	4.42%

Total interest-bearing deposits	1,447,394	9,478	2.60%	1,349,352	11,990	3.64%

Federal funds purchased	—	—	—	6,217	36	2.45%
Securities sold under agreements to repurchase	17,772	27	0.59%	36,044	239	2.43%
Other short-term borrowings	2,430	17	2.72%	21,609	175	3.08%
Subordinated debt	67,527	143	6.71%	67,527	1,291	7.61%
Long-term debt	75,000	610	3.23%	47,500	421	3.45%

Total interest-bearing liabilities	1,610,123	10,275	2.78%	1,528,249	14,152	3.76%

Noninterest-bearing :
Demand deposits	138,078			129,311
Other liabilities	15,702			14,491
Shareholders’ equity	129,997			96,338

Total liabilities and shareholders’ equity	$1,893,900			$1,768,389

Net interest income / spread		$14,911	2.83%		$12,050	2.45%

Net interest margin			3.10%			2.95%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $32,000 and $43,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $78,000 and $71,000.